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                                                                      EXHIBIT 99


                     CITIZENS FIRST SAVINGS BANK 401(k) PLAN
             AUDITED FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

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                          CITIZENS FIRST SAVINGS BANK
                                   401(k) PLAN


                      ------------------------------------

                                FINANCIAL REPORT
                           WITH ADDITIONAL INFORMATION
                               DECEMBER 31, 2002











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CITIZENS FIRST SAVINGS BANK 401(k) PLAN
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                                                                       CONTENTS




REPORT LETTER                                                              1


STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS                        2


STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS             3


NOTES TO FINANCIAL STATEMENTS                                             4-6


SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES                       Schedule 1








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                          Independent Auditor's Report



To the Board of Trustees
Citizens First Savings Bank
    401(k) Plan

We have audited the accompanying statements of net assets available for Plan benefits of the Citizens First Savings Bank 401(k) Plan (the "Plan") as of December 31, 2002 and 2001 and the related statement of changes in net assets available for Plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for Plan benefits of Citizens First Savings Bank 401(k) Plan as of December 31, 2002 and 2001 and the changes in net assets available for Plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement




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Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                         /s/ Plante & Moran, PLLC


Auburn Hills, Michigan
September 24, 2003


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CITIZENS FIRST SAVINGS BANK 401(k) PLAN
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                             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS




                                                                       December 31
                                                                       -----------
                                                                    2002         2001
                                                                    ----         ----
ASSETS
      Cash                                                       $   35,326   $   60,776

      Participant-directed investments - At fair value:
            Mutual funds                                          1,039,020      908,163
            Employer common stock                                 2,045,432    1,257,900
            Participant loans                                        47,406       24,027
                                                                 ----------   ----------

                        Total participant-directed investments    3,131,858    2,190,090
                                                                 ----------   ----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS                           $3,167,184   $2,250,866
                                                                 ==========   ==========








                                       2
See Notes to Financial Statements.
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CITIZENS FIRST SAVINGS BANK 401(k) PLAN
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                  STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS



                                                                       Year Ended December 31
                                                                       ----------------------
                                                                         2002         2001
                                                                         ----         ----
ADDITIONS TO NET ASSETS
      Investment income (loss):
            Net realized and unrealized gain (loss) from
                investments in:

                        Mutual funds                                   $ (72,208)   $ (69,180)

                        Employer common stock                            423,585      372,755

            Interest and dividends                                        34,116        7,000
                                                                       ---------    ---------

                            Total investment income                      385,493      310,575

      Contributions:
            Participants                                                 405,213      288,467
            Employer                                                     102,765       79,355
            Rollover                                                      80,178       14,342
                                                                       ---------    ---------

                            Total contributions                          588,156      382,164
                                                                       ---------    ---------

                            Total additions - Net of investment loss     973,649      692,739


DEDUCTIONS - Benefits paid to participants                                57,331       21,520
                                                                       ---------    ---------






                                       3
See Notes to Financial Statements.
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CITIZENS FIRST SAVINGS BANK 401(k) PLAN
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
NET INCREASE IN NET ASSETS AVAILABLE FOR PLAN BENEFITS      916,318      671,219

NET ASSETS AVAILABLE FOR PLAN BENEFITS

      Beginning of year                                   2,250,866    1,579,647
                                                         ----------   ----------

      End of year                                        $  167,184   $2,250,866
                                                         ==========   ==========






                                       4
See Notes to Financial Statements.
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CITIZENS FIRST SAVINGS BANK 401(k) PLAN
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                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2002 AND 2001


NOTE 1 - DESCRIPTION OF THE PLAN

         The Citizens First Savings Bank 401(k) Plan (the "Plan") is a defined contribution plan for eligible employees of Citizens First Savings Bank (the "Employer"). The following brief description of the Plan is provided for general information purposes only. Participants should refer to Plan Document for more complete information.

         PARTICIPATION AND VESTING - All employees are eligible to participate in the Plan once they have attained the age of 18. Participant contributions are always fully vested and nonforfeitable. Annually, the Employer will make an Employer-matching contribution. Each participant who has worked more than 500 hours during the calendar year or is employed on the last day of the Plan year shall be entitled to a portion of the Employer contributions. In addition, participants who have retired or died during the Plan year will be entitled to a share of the Employer contributions. The Employer's contributions vest under the following schedule:


                   Years of                    Percentage
                   Service                       Vested
                  ----------                   ----------
              Less than 3 years                     0
                    3 years                        100


         FORFEITURES - Annually forfeitures may be used to reinstate previously forfeited accounts, if any, correct erroneously omitted employees, if any, or reduce Plan expenses. Any remaining amounts shall be used to reduce Employer contributions.

         EMPLOYEE CONTRIBUTIONS - Contributions to participants' accounts are made through voluntary reductions in their compensation. Such





                                       5
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CITIZENES FIRST SAVINGS BANK 401(k) PLAN
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                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2002 AND 2001



         reductions are, in turn, paid to the Plan by the Employer. Participants may contribute from 1 percent to 15 percent of pretax compensation, less bonuses and overtime, to the Plan each calendar year. Annual contributions for each participant are subject to limitations as defined in the Internal Revenue Code.

         EMPLOYER CONTRIBUTIONS - The Plan provides for an Employer-matching contribution. The Employer match for 2002 and 2001 was 50 percent of each participant's deferral, limited to the first 4 percent of each participant's annual compensation.

         PARTICIPANT ACCOUNTS - Each participant's account is credited with the participant and Employer contributions and an allocation of any Plan earnings. Contributions to the Plan are allocated to participants' individual accounts on the date of receipt by the trustee. Allocations are based on participant elections. The benefit to which a participant is entitled is the amount included in each individual's vested participant account.

NOTE 1 - DESCRIPTION OF THE PLAN (CONTINUED)

         DISTRIBUTIONS - Participants or their beneficiaries may receive distributions of their account balances upon the earlier of reaching age 59 1/2, death, hardship, withdrawal, or termination of service, as defined in the Plan. Such distributions are made in a lump sum. Mandatory distributions must begin no later than April 1 following the year in which the participant reaches the age of 70 1/2. The Plan should be consulted for further details regarding the benefit provisions.

         LOANS - The Plan allows participants to borrow money from the Plan limited to the lesser of $50,000 or one-half of the participants' vested account balance. Loans must have terms no longer than five years, with the exception of loans used to acquire, construct, or





                                       6
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CITIZENES FIRST SAVINGS BANK 401(k) PLAN
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                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2002 AND 2001


         reconstruct the participant's home, and must bear a reasonable interest rate as determined by the Plan administrator.

         PLAN TERMINATION - Although the Employer intends to continue the Plan indefinitely, it has reserved the right to amend or terminate the Plan at any time. If the Plan were to be terminated, the amount in each participant's account would become fully vested as of the date of termination of the Plan. Plan funds would be distributed to each participant in accordance with distribution policies set forth in the Plan.

         ADMINISTRATIVE EXPENSES - Administrative expenses of the Plan are paid by the Employer.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

         ASSETS AND LIABILITIES - Accounting policies relative to the basis of recording assets and liabilities conform with Department of Labor guidelines. Assets and liabilities are presented at fair value. The fair value of investments in mutual funds and common stock is based on quoted market prices. The value of participant loans is the face value of the loans outstanding, which approximates market.

         CHANGES IN NET ASSETS - Income is recorded as earned. Expenses are recorded when incurred. Since assets of the Plan are recorded at fair value, unrealized appreciation or depreciation of Plan assets for the year is recorded in the statement of changes in net assets available for Plan benefits. Contributions are recorded on the accrual basis in the Plan year to which the contribution applies. Distributions to beneficiaries are recorded when distributed by the Plan.





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CITIZENES FIRST SAVINGS BANK 401(k) PLAN
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                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2002 AND 2001




NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Plan management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions and deductions during the reporting period. Actual results could differ from those estimates.

NOTE 3 - INCOME TAX STATUS

         The Plan was amended on September 26, 2002 and restated. The Internal Revenue Service issued a determination letter dated June 16, 2003 stating that the restated Plan qualifies under Section 401(a) of the Internal Revenue Code and that the related trust is, therefore, not subject to tax under present income tax laws.

NOTE 4 - RELATED PARTY TRANSACTIONS

         Participants have the option of investing in common stock of the Employer.

NOTE 5 - INVESTMENTS

         The Plan's investments are held by Citizens First Savings Bank. The fair value of individual investments that exceed 5 percent of the Plan's beginning net assets is as follows:



                                                 2002       2001
                                                 ----       ----
Mutual funds:
      Federated Capital Preservation Fund      $228,567   $210,751
      Federated Mid Cap Fund                    261,610    241,429




                                       8
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CITIZENS FIRST SAVINGS BANK 401(k) PLAN
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                                                   NOTES TO FINANCIAL STATEMENTS
                                                      DECEMBER 31, 2002 AND 2001


      Federated Total Return Bond Fund               149,806     119,203
      Federated Max Cap Fund                         154,023     146,585

Common stock - Citizens First Bancorp, Inc. -
      Employer common stock                        2,045,432   1,257,900









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CITIZENS FIRST SAVINGS BANK 401(k) PLAN
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                                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                                  FORM 5500, SCHEDULE H, ITEM 4I
                                                        EIN 38-0421485, PLAN 001
                                                               DECEMBER 31, 2002




       (a) (b)                                      (c)                            (d)         (e)
  Identity of Issuer                             Description                       Cost    Current Value
  ------------------                             -----------                       ----    -------------
                               Mutual funds:
Federated Investors, Inc.             Federated Capital Preservation Fund            *      $ 228,567

Federated Investors, Inc.             Federated Total Return Bond Fund               *        149,806

Federated Investors, Inc.             Federated Kaufmann Fund                        *         19,932

Federated Investors, Inc.             Federated Max Cap Fund                         *        154,023

Federated Investors, Inc.             Federated Managed Income Fund                  *         13,024

Federated Investors, Inc.             Federated Managed Conservative Fund            *         11,123

Federated Investors, Inc.             Federated Managed Moderate Growth Fund         *         31,485

Federated Investors, Inc.             Federated Managed Growth Fund                  *          6,757

Federated Investors, Inc.             Federated Mid Cap Fund                         *        261,610

Goldman Sachs                         Goldman Sachs Core U.S. Equity Fund            *         23,410

Janus                                 Janus Advisor Balanced Fund                    *         59,189

Janus                                 Janus Advisor Worldwide Fund                   *         34,432

AIM                                   AIM Aggressive Growth Fund                     *         45,662

Citizens First Bancorp, Inc.      Common stock - Citizens First Bancorp, Inc.        *      2,045,432

Participants                      Participant loans, with interest ranging from
                                     6.25 percent to 11.5 percent                    -         47,406

                                                     Total investments                   $  3,131,858
                                                                                         ============


*  Cost information not required

* Cost information not required








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Schedule 1
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